EXHIBIT 4(S)

                               THIRD AMENDMENT TO
                        LOAN AGREEMENT AND LOAN DOCUMENTS

     THIS THIRD AMENDMENT TO LOAN AGREEMENT ("Amendment") dated as of the 15th day of November, 1998, is made and entered into on the terms and conditions hereinafter set forth, by and between CONSUMAT ENVIRONMENTAL SYSTEMS, INC. ("Borrower"), a Virginia corporation, and SIRROM INVESTMENTS, INC. ("Lender"), a Tennessee corporation.


                                   WITNESSETH:

     WHEREAS, Lender has made certain loans to Borrower (the "Original Loans") as evidenced by certain Secured Promissory Notes as more fully described herein; and

     WHEREAS, Lender and Borrower previously executed that Loan Agreement dated March 12, 1996, (the "Loan Agreement"); and

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

     1. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

     2. The Recitals on page one (1) of the Loan Agreement are hereby amended to read in their entirety as follows:

               WHEREAS, Borrower has requested that Lender make available to Borrower a term loan in the original principal amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) (the "Loan") on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

               WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and



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               WHEREAS, Lender, in reliance upon the representations and
        inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth.

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     3. The second sentence of Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

               The Loan shall be evidenced by (i) a Consolidated, Amended and Restated Secured Promissory Note (the "Note") in the original principal amount of Two Million and No/100 Dollars ($2,000,000.00), dated as of November 15, 1998, executed by Borrower in favor of Lender, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference (the "Amended Note"), and (ii) a Secured Promissory Note (the "Secured Note") in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), dated as of July 17, 1997, executed by Borrower in favor of Lender, as amended by that First Amendment to Promissory Note dated as of June 16, 1998, that Second Amendment to Promissory Note dated as of August 16, 1998, and that Third Amendment to Promissory Note dated as of November 15, 1998, substantially in the form attached hereto as Exhibit A and incorporated herein by this reference. (The Amended Note and the Secured Note are hereinafter referred to collectively as the "Note")

        4. The obligations of Lender hereunder are subject to the fulfillment of each of the following conditions:

               (a) Borrower shall have delivered to Lender this Agreement;

               (b) Borrower shall have delivered to Lender a Consolidated, Amended and Restated Secured Promissory Note executed by Borrower in the original principal amount of $2,000,000.00;

               (c) Borrower shall have delivered to Lender a Third Amendment to Stock Purchase Warrant;

               (d) Borrower shall have delivered to Lender a Third Amendment to Secured Promissory Note;

               (e) Borrower shall have delivered to Lender certified copies of the corporate charter, bylaws and amendments for Borrower;



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               (f) Borrower shall have delivered to Lender certificate of
               Existence or Good Standing, as applicable, for Borrower;

               (g) Borrower shall have delivered to Lender certified copies of Resolutions of the Directors of Borrower authorizing the execution, delivery and performance hereof and of the related documents;

               (h) Borrower shall have delivered to Lender an opinion of Borrower's counsel in form and substance satisfactory to Lender's counsel; and

               (i) Borrower shall have paid Lender a processing fee in the amount of $5,000.00 and all reasonable fees and expenses incurred by Lender in connection with the preparation and negotiation of this Agreement.

        5. Borrower hereby represents and warrants to Lender that all of the representations made in Section 2 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Exhibit A attached hereto and incorporated herein by this reference.

        6. Borrower hereby represents and warrants to Lender that the address(es) set forth on Exhibit B attached hereto and incorporated herein by this reference is the principal place of Borrower's business and the location of all tangible collateral and the place where the records concerning all intangible collateral are kept and/or maintained.

        7. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, (b) no default or Event of Default presently exists under the Loan Documents and no condition presently exists which, with the giving of notice, the passing of time, or both, would cause such a default or Event of Default. Borrower further acknowledges that Borrower's obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff, and Borrower hereby releases Lender from any claim, known or unknown, that Borrower may have against Lender as of the execution of this Amendment.

        8. The terms "Loan Document" and "Loan Documents" as defined in the Loan Agreement are amended to include this Amendment.

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        9. This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

        10. Except as modified and amended hereby, the Loan Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

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BORROWER:

CONSUMAT ENVIRONMENTAL SYSTEMS, INC.,
a Virginia corporation

By:______________________________
   Title:________________________


LENDER:

SIRROM INVESTMENTS, INC.,
a Tennessee corporation

By:_______________________________
   Title:__________________________


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                                    EXHIBIT A

                       Modifications of and Supplements to
                         Representations and Warranties



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                                    EXHIBIT B

                           Location of Principal Place
                           of Business and Collateral



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